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Exhibit 99.1        Letter from PricewaterhouseCoopers LLP Regarding its
                    Agreement with the Disclosure Provided Under Item 45.



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                          [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                                        March 3, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:   GA Financial, Inc.
                  4750 Clairton Boulevard, Pittsburgh, Pennsylvania 15236 Form 8-K, dated February 24, 1999
                  Commission File Number  1-14154

Dear Commissioners:

      We have read the statements made by GA Financial, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of GA Financial, Inc.'s Form 8-K dated Febraruy 24, 1999. We agree with the statements concerning our Firm in such 8-K.

      The cessation of our relationship will be effective upon completion of the December 31, 1998 audit and issuance of the financial statements.

                                     Very truly yours,



                                     PRICEWATERHOUSECOOPERS LLP